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                                 EXHIBIT 99.4

                         FORM OF SHAREHOLDER ELECTION
                               EAGLE NATIONAL BANK



                             SHAREHOLDER ELECTION

     The undersigned has received and read the Proxy Statement/Prospectus dated September __, 2000 (the "Proxy Statement") which describes a corporate reorganization whereby the New Eagle Bank will be consolidated with and into Eagle National Bank and pursuant to which ENB Bankshares, Inc. will become the sole shareholder of Eagle National Bank.

     I hereby elect to receive consideration for my shares of stock of Eagle National Bank pursuant to the reorganization as follows:

     ________________    I elect to receive all shares of common stock of ENB
Bankshares, Inc.

     ________________    I elect to receive all cash.

     ________________    I elect to receive part stock consideration and part
                         cash consideration as follows:

                         __________________  shares of Eagle National Bank stock
                                             for shares of ENB Bankshares common
                                             stock

                         __________________  shares of Eagle National Bank stock
                                             for cash



     IF NO ELECTION IS INDICATED, OR IF YOU DO NOT RETURN THIS FORM TO EAGLE NATIONAL BANK ON OR BEFORE 10:00 A.M., LOCAL TIME, ON OCTOBER 31, 2000, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE ALL HOLDING COMPANY COMMON STOCK PURSUANT TO THE REORGANIZATION.

     If I elect the all cash option in the reorganization, I understand that the selling directors have agreed to cause the Park Cities bank to grant to me the right to invest the cash proceeds received pursuant to the reorganization in the Park Cities bank, which is being established to acquire the bank's Park Cities branch.

Date: __________________                ________________________________________
                                        Signature

                                        ________________________________________
                                        Printed Name

                                        ________________________________________
                                        Signature if Jointly Held

                                        ________________________________________
                                        Printed Name